INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit
-----------         ----------------------

EX-99.B6            Form of Distribution Agreement.

EX-99.B10           Opinion of counsel.

EX-99.B11           Consent of independent accountants.

EX-99.B16           Schedule for computation of performance quotes.

EX-99.B19           Powers of attorney.

EX-27.1 -
 EX-27.2            Financial data schedules.